UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2017

Date of Report (Date of earliest event reported)

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207 Goode Avenue

Glendale, California		91203

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 5 — Corporate Governance and Management

Item 5.07                   Submission of Matters to a Vote of Security Holders.

(a) & (b) Avery Dennison Corporation (the “Company”) held its Annual Meeting of Stockholders on April 27, 2017 (the “Annual Meeting”).  A total of 78,641,592 shares of the Company’s common stock, representing approximately 89% of the 88,791,450 shares outstanding and eligible to vote as of the February 27, 2017 record date for the meeting set by the Company’s Board of Directors (the “Board”), were represented in person or by proxy at the Annual Meeting, constituting a quorum.  At the Annual Meeting, the Company’s stockholders (i) elected Bradley A. Alford, Anthony K. Anderson, Peter K. Barker, Mitchell R. Butier, Ken C. Hicks, Andres A. Lopez, David E. I. Pyott, Dean A. Scarborough, Patrick T. Siewert, Julia A. Stewart and Martha N. Sullivan to the Board; (ii) approved, on an advisory basis, the Company’s executive compensation; (iii) approved, on an advisory basis, every one year as the frequency with which the Company’s stockholders should have an advisory vote to approve executive compensation; (iv) approved the Company’s 2017 Incentive Award Plan; and (v) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

The final results of the voting for the eleven director nominees named in the Company’s proxy statement filed with the Securities and Exchange Commission on March 10, 2017 (the “2017 Proxy Statement”) were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Bradley A. Alford	71,692,990	196,884	84,252	6,667,466
Anthony K. Anderson	70,983,045	901,971	89,110	6,667,466
Peter K. Barker	69,774,675	2,082,637	116,814	6,667,466
Mitchell R. Butier	71,490,086	406,577	77,463	6,667,466
Ken C. Hicks	71,278,771	606,861	88,494	6,667,466
Andres A. Lopez	71,770,187	100,678	103,261	6,667,466
David E. I. Pyott	69,551,895	2,313,436	108,795	6,667,466
Dean A. Scarborough	70,362,394	1,474,172	137,560	6,667,466
Patrick T. Siewert	70,596,708	1,279,002	98,416	6,667,466
Julia A. Stewart	70,282,955	1,588,985	102,186	6,667,466
Martha N. Sullivan	71,377,545	518,458	78,123	6,667,466

The final results of the voting for proposals 2, 4 and 5 described in the 2017 Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of the Company’s executive compensation	67,534,069	4,078,467	361,590	6,667,466
Approval of the Company’s 2017 Incentive Award Plan	67,669,485	3,983,417	321,224	6,667,466
Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017	76,380,486	2,034,973	226,133	—

The final results of the voting for proposal 3 described in the 2017 Proxy Statement were as follows:

Proposal	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval, on an advisory basis, of the frequency of the advisory vote to approve executive compensation	63,007,392	438,941	8,357,248	170,545	—

(d)  At a meeting held immediately before the Annual Meeting, the Board reviewed the preliminary voting results for the Annual Meeting.  Based on that review and the previous recommendation of the Compensation and Executive Personnel Committee, the Board determined, until the next required vote on the frequency of the advisory vote to approve executive compensation, to hold the advisory vote to approve executive compensation every one year.

Section 8 — Other Events

Item 8.01 Other Events.

On April 27, 2017, the Board authorized the repurchase of additional shares of the Company’s common stock with a fair market value of up to $650 million (exclusive of any fees, commissions or other expenses related to such purchases and in addition to any amount outstanding under any previous Board authorization).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: April 28, 2017
	By:	/s/ Susan C. Miller
Name: Susan C. Miller
Title: Senior Vice President, General Counsel and Secretary